UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNH INDUSTRIAL N.V.

(Name of the Issuer)

The Netherlands	98-1125413
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 St. James’s Street

London SW1A 1HA

United Kingdom

Tel. No.: +44-207-7660-346

(Address of Principal Executive Offices and Zip Code)

CNH Industrial N.V. Equity Incentive Plan

(Full Title of the Plan)

Michael P. Going

CNH Industrial America LLC

6900 Veterans Blvd

Burr Ridge, IL 60527

Tel. No.: (630) 887-3766

(Name, Address and Telephone Number of Agent for Service)

Scott Miller Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Tel.: 212-558-4000	Roberto Russo CNH Industrial N.V. 25 St. James’s Street London SW1A 1HA United Kingdom Tel. No.: +44-207-7660-346

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Shares par value €0.01 per share	50,000,000(3)	$6.15	$307,500,000.00	$39,913.50

(1)	CNH Industrial N.V. (“CNH Industrial”) is offering Common Shares pursuant to the CNH Industrial N.V. Equity Incentive Plan (the “Plan”).
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Common Shares which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the Registrant’s outstanding Commons Shares.

(3)	Represents 50,000,000 additional Common Shares reserved for issuance under the Plan.
(4)

Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices for the Registrant’s Common Shares on the New York Stock Exchange on May 29, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering additional common shares of CNH Industrial N.V. (the “Registrant”), par value €0.01 per share (the “Common Shares”), in connection with the CNH Industrial N.V. Equity Incentive Plan, as amended (the “EIP”), for which a Registration Statement on Form S-8 relating to the EIP is effective. This Registration Statement on Form S-8 registers an additional 50,000,000 Common Shares issuable pursuant to the EIP. The contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the EIP on June 6, 2014 (File No. 333-196574), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant incorporates herein by reference the following documents filed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) by the Registrant with the SEC:

(a)

The description of the Common Shares included or incorporated by reference under Item 1 of the Company’s Registration Statement on Form 8-A (No. 001-36085), as filed by the Company with the SEC on September 23, 2013.

(b)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC on March 3, 2020.

(c)	The Company’s report on Form 6-K filed with the SEC on May 8, 2020.

(d)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2019 (other than the portions of those documents not deemed to be filed).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

See Exhibit Index.

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Articles of Association (incorporated herein by reference to the Annual Report on Form 20-F of the registrant for the year ended December 31, 2013 (File No. 001-36085)

4.2	CNH Industrial N.V. Equity Incentive Plan (as amended and restated on March 3, 2020)

5.1	Opinion of Freshfields Bruckhaus Deringer LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Certain Directors and Officers of CNH Industrial N.V. (see page II-2 to this Registration Statement)

24.2	Power of Attorney of Authorized Representative in the United States (see page II-3 to this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 3rd day of June 2020.

CNH Industrial N.V.

By:	/s/ Suzanne Heywood
Name: Suzanne Heywood
Title: Chair and Acting Chief Executive Officer

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POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suzanne Heywood and Oddone Incisa (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Common Shares and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Common Shares that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Common Shares, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the 3rd day of June 2020:

Statements	Title

/s/ Suzanne Heywood	Chair and Acting Chief Executive Officer (Principal Executive Officer)
Suzanne Heywood

/s/ Oddone Incisa	Chief Financial Officer (Principal Financial Officer)
Oddone Incisa

/s/ Monica Ciceri	Chief Accounting Officer (Principal Accounting Officer)
Monica Ciceri

/s/ Léo Houle	Director
Léo Houle

/s/ Howard W. Buffett	Director
Howard W. Buffett

/s/ Nelda J. Connors	Director
Nelda J. Connors

/s/ Tufan Erginbilgic	Director
Tufan Erginbilgic

/s/ John Lanaway	Director
John Lanaway

/s/ Alessandro Nasi	Director
Alessandro Nasi

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/s/ Lorenzo Simonelli	Director
Lorenzo Simonelli

/s/ Vagn Sørensen	Director
Vagn Sørensen

/s/ Jacqueline A. Tammenoms Bakker	Director
Jacqueline A. Tammenoms Bakker

/s/ Jacques Theurillat	Director
Jacques Theurillat

/s/ Michael P. Going	Authorized Representative in the United States
Michael P. Going

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